{\rtf1\ansi \deff4\deflang1033{\fonttbl{\f4\froman\fcharset0\fprq2 Times New Roman;}{\f8\froman\fcharset0\fprq2 Times{\*\falt Times New Roman};}}{\ colortbl;\red0\green0\blue0;\red0\green0\blue255;\red0\green255\blue255;
\red0\green255\blue0;\red255\green0\blue255;\red255\green0\blue0;\red255\
green255\blue0;\red255\green255\blue255;\red0\green0\blue128;\red0\green128\
blue128;\red0\green128\blue0;\red128\green0\blue128;\red128\green0\blue0;\
red128\green128\blue0;
\red128\green128\blue128;\red192\green192\blue192;}{\stylesheet{\widctlpar \
f4\fs20 \snext0 Normal;}{\*\cs10 \additive Default Paragraph Font;}}{\info{\ author ****************}{\operator ****************}{\creatim\yr1999\mo5\
dy25\hr14\min18}
{\revtim\yr1999\mo5\dy25\hr15\min16}{\version2}{\edmins0}{\nofpages2}{\
nofwords384}{\nofchars2190}{\*\company Wayne Hummer LLC}{\vern57443}}0\ margl2880\margr2880 \widowctrl\ftnbj\aenddoc\hyphcaps0\formshade \fet0\sectd
 \linex0\endnhere {\footer
\pard\plain \qc\widctlpar \f4\fs20 {\fs28
\par }}{\*\pnseclvl1\pnucrm\pnstart1\pnindent720\pnhang{\pntxta .}}{\*\ pnseclvl2\pnucltr\pnstart1\pnindent720\pnhang{\pntxta .}}{\*\pnseclvl3\pndec\ pnstart1\pnindent720\pnhang{\pntxta .}}{\*\pnseclvl4\pnlcltr\pnstart1\ pnindent720\pnhang{\pntxta )}}
{\*\pnseclvl5\pndec\pnstart1\pnindent720\pnhang{\pntxtb (}{\pntxta )}}{\*\ pnseclvl6\pnlcltr\pnstart1\pnindent720\pnhang{\pntxtb (}{\pntxta )}}{\*\ pnseclvl7\pnlcrm\pnstart1\pnindent720\pnhang{\pntxtb (}{\pntxta )}}{\*\ pnseclvl8
\pnlcltr\pnstart1\pnindent720\pnhang{\pntxtb (}{\pntxta )}}{\*\pnseclvl9\ pnlcrm\pnstart1\pnindent720\pnhang{\pntxtb (}{\pntxta )}}\pard\plain \qc\ sl-240\slmult0\widctlpar\tx720 \f4\fs20 REPORT OF INDEPENDENT AUDITORS
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\par The Board of Trustees
\par Wayne Hummer Investment Fund Trust
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\par \pard \qj\sl-240\slmult0\widctlpar In planning and performing our audit of the financial statements of Wayne Hummer Growth Fund and Wayne Hummer Income Fund (comprising the Wayne Hummer Investment
 Fund Trust) for the year ended March 31, 1999, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of
Form N-SAR, and not to provide assurance on the internal control.
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\par The management of the Wayne Hummer Investment Fund Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity\rquotes objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.
Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.
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\par Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.
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Our consideration of the internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public
 Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 1999.
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\par This report is intended solely for the information and use of the Board of Trustees and management of Wayne Hummer Investment Fund Trust and the Securities and Exchange Commission.
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\par \pard \widctlpar \tab \tab \tab \tab \tab \tab \tab //{\f8 ERNST & YOUNG LLP//}
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\par Chicago, Illinois
\par April 26, 1999
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\par }